SECOND AMENDMENT TO RULE 12d1-4 FUND OF FUNDS INVESTMENT AGREEMENT
THIS SECOND RULE 12d1-4 FUND OF FUNDS INVESTMENT AGREEMENT
AMENDMENT (the “Amendment”) is made as of July 31, 2025, by and between GPS Funds I and GPS Funds II, statutory trusts organized under the laws of the State of Delaware, on behalf of itself or its separate series listed on Schedule A, severally and not jointly (each, an “Acquiring Fund”), and Global X Funds, a statutory trust organized under the laws of the State of Delaware (“Global X Funds”), on behalf of its respective series listed on Schedule B and such additional series as shall be designated in the future, severally and not jointly (each, an “Acquired Fund” and collectively, the “Acquired Funds” and together with each Acquiring Fund, the “Parties”).
WHEREAS, the Parties have entered into a Rule 12d1-4 Fund of Funds Investment Agreement dated January 19, 2022, as amended October 12, 2022 (the “Agreement”).
WHEREAS, the Parties, now through this Amendment agree to modify the Agreement to update the list of series set forth in Schedule B.
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:
1.The notice to an Acquired Fund in Section 6 is hereby deleted and replaced with the following: Global X Funds
Attn: Legal
605 Third Ave., 43rd Floor New York, New York 10158
Telephone: (212) 644-6440 Email: legal@globalxetfs.com
2.Section 7 is hereby deleted in its entirety and replaced with “[Reserved.]”
3.Schedule B is hereby deleted in its entirety and replaced with Schedule B attached hereto.
4.Capitalized terms not defined in this Amendment shall have the same meanings as set forth in the Agreement. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control.
5.As hereby amended and supplemented, the Agreement shall remain in full force and effect.
6.The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.
7.This Amendment will be governed by and construed in accordance with the laws of Delaware. The clauses pertaining to “Governing Law” shall mutatis mutandis apply herein.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and acknowledged as of the Effective Date.

By:	GPS Funds I	By:	Global X Funds
GPS Funds II

Sign:	/s/ Patrick Young	Sign:	/s/ Margaret Mo

Name:	Patrick Young	Name:	Margaret Mo
Title:	Treasurer	Title:	Assistant Secretary

Date:	July 9, 2025	Date:	7/11/2025

SCHEDULE B
List of Acquired Funds

Global X MSCI China Consumer DiscretionaryETF	Global X Robotics & Artificial Intelligence ETF
Global X Copper Miners ETF	Global X MSCI SuperDividend EAFE ETF
Global X MSCI Greece ETF	Global X Founder-Run Companies ETF
Global X Gold Explorers ETF	Global X U.S. Infrastructure Development ETF
Global X Lithium & Battery Tech ETF	Global X U.S. Preferred ETF
Global X MLP & Energy Infrastructure ETF	Global X Autonomous & Electric Vehicles ETF
Global X MLP ETF	Global X Artificial Intelligence & TechnologyETF
Global X MSCI Argentina ETF	Global X S&P 500 Quality Dividend ETF
Global X MSCI Colombia ETF	Global X Adaptive US Factor ETF
Global X MSCI Norway ETF	Global X E-commerce ETF
Global X Silver Miners ETF	Global X Nasdaq 100 Covered Call ETF
Global X Social Media ETF	~~Global X S&P 500 Covered Call ETF~~
Global X FTSE Southeast Asia ETF	Global X DAX Germany ETF
Global X MSCI SuperDividend EmergingMarkets ETF	Global X Genomics & Biotechnology ETF
Global X SuperDividend ETF	Global X Cloud Computing ETF
Global X SuperDividend REIT ETF	Global X Cybersecurity ETF
Global X SuperDividend U.S. ETF	Global X Video Games & Esports ETF
Global X SuperIncome Preferred ETF	Global X Emerging Markets Bond ETF
Global X Uranium ETF	Global X Variable Rate Preferred ETF
Global X Guru Index ETF	Global X S&P Catholic Values Developed ex-U.S. ETF
Global X Renewable Energy Producers ETF	Global X Education ETF
Global X S&P 500® Catholic Values ETF	Global X Telemedicine & Digital Health ETF
Global X Millennial Consumer ETF	Global X NASDAQ 100 Covered Call & GrowthETF
Global X Aging Population ETF	~~Global X S&P 500 Covered Call & Growth ETF~~
Global X Conscious Companies ETF	Global X CleanTech ETF

Global X FinTech ETF	Global X Data Center REITs & Digital Infrastructure ETF
Global X Internet of Things ETF	Global X Emerging Markets Internet & E-commerce ETF

Global X AgTech & Food Innovation ETF	Global X Adaptive U.S. Risk Management ETF
Global X Blockchain ETF	Global X China Innovation ETF
Global X S&P 500 Risk Managed Income ETF	Global X Clean Water ETF
Global X Solar ETF	Global X Hydrogen ETF
Global X Wind Energy ETF	Global X NASDAQ 100 Tail Risk ETF
Global X MSCI Vietnam ETF	Global X NASDAQ 100 Risk Managed Income ETF
Global X Disruptive Materials ETF	Global X NASDAQ 100 Collar 95-110 ETF
Global X Nasdaq 100 ESG Covered Call ETF	Global X S&P 500 Tail Risk ETF
Global X PropTech ETF	Global X S&P 500 Collar 95-110 ETF
Global X 1-3 Month T-Bill ETF	Global X Dow 30® Covered Call ETF
Global X Dow 30® Covered Call & Growth ETF	Global X S&P 500 ESG Covered Call ETF
Global X Brazil Active ETF	Global X U.S. Cash Flow Kings 100 ETF
Global X Defense Tech ETF	Global X India Active ETF
Global X Russell 2000 ETF	Global X Infrastructure Development ex-U.S. ETF
Global X Short-Term Treasury Ladder ETF	Global X Intermediate-Term Treasury Ladder ETF
Global X Long-Term Treasury Ladder ETF	Global X U.S. Electrification ETF
Global X S&P 500 U.S. Revenue Leaders ETF	Global X S&P 500 U.S. Market Leaders Top 50 ETF